Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2015 Financial Results

New York, NY – February 25, 2016 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2015.

Financial Update

•	Fourth quarter net revenues of $232.4 million, comprised of net revenues from real estate ownership of $192.2 million and net revenues from the Managed Programs of $40.2 million

•	2015 net revenues of $859.7 million, comprised of net revenues from real estate ownership of $712.6 million and net revenues from the Managed Programs of $147.1 million

•	Fourth quarter AFFO of $135.6 million, equivalent to $1.27 per diluted share

•	2015 AFFO of $531.2 million, equivalent to $4.99 per diluted share

•	Quarterly dividend raised to $0.9646 per share, equivalent to an annualized dividend rate of $3.86 per share

Business Update

Owned Real Estate

•	Completed three acquisitions totaling $145.4 million during the fourth quarter, bringing total investment volume for 2015 to $688.7 million

•	Disposed of two properties for total proceeds of $6.7 million during the fourth quarter, bringing total dispositions for 2015 to $38.5 million

•	Net lease portfolio occupancy of 98.8%

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 1

Investment Management

•	Structured $636.9 million of investments on behalf of the Managed REITs during the fourth quarter, bringing the total for 2015 to $2.5 billion

•	Investor capital inflows into the Managed Programs of $156.6 million during the fourth quarter, bringing the total for 2015 to $349.4 million

•	Assets under management of $11.0 billion

Strategic

•	Continuing to review a range of strategic alternatives, advised by J.P. Morgan Securities LLC

MANAGEMENT COMMENTARY

“For the 2015 full year, we generated AFFO of $4.99 per diluted share, up 3.7% from 2014, reflecting the growth in both our owned real estate portfolio and assets under management within our investment management business," said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “This translated into total dividends declared during 2015 of $3.83, an increase of 3.8% over the prior year. We maintained strong dividend coverage and look to the stability of our dividend as a key metric in evaluating the Company’s performance.”

QUARTERLY FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2015 fourth quarter totaled $232.4 million, up 11.6% from $208.2 million for the 2014 fourth quarter, due primarily to higher net revenues from real estate ownership.

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs (net revenues from real estate ownership) for the 2015 fourth quarter were $192.2 million, up 19.5% from $160.8 million for the 2014 fourth quarter, due primarily to additional lease revenues from property acquisitions as well as higher lease termination income, a substantial amount of which related to one lease.

•
Investment Management: Revenues from the Managed Programs excluding reimbursable costs (net revenues from the Managed Programs) for the 2015 fourth quarter were $40.2 million, down 15.2% from $47.4 million for the 2014 fourth quarter, due primarily to lower dealer manager fees and lower structuring revenues, which more than offset higher asset management revenue.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2015 fourth quarter was $1.27 per diluted share, up 6.7% compared to $1.19 per diluted share for the 2014 fourth quarter. The increase was due primarily to (i) higher asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed REITs, driven by growth in assets under management within the Company’s investment management business; and (ii) the positive net impact of properties acquired for the Company’s owned real estate portfolio. These factors were partly offset by (i) lower structuring revenues, net of associated costs, as a result of lower investment volume on behalf of the Managed REITs; and (ii) the impact of a stronger U.S. dollar, principally relative to the euro, net of realized hedging gains.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 2

Dividend

•
As previously announced, on December 10, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.9646 per share, equivalent to an annualized dividend rate of $3.86 per share. The dividend was paid on January 15, 2016 to stockholders of record as of December 31, 2015.

FULL YEAR FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2015 full year totaled $859.7 million, up 14.1% from $753.4 million for the 2014 full year, due primarily to higher net revenues from real estate ownership.

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs (net revenues from real estate ownership) for the 2015 full year were $712.6 million, up 14.8% from $620.5 million for the 2014 full year, due primarily to additional lease revenues from acquisitions.

•
Investment Management: Revenues from the Managed Programs excluding reimbursable costs (net revenues from the Managed Programs) for the 2015 full year were $147.1 million, up 10.7% from $132.9 million for the 2014 full year, due primarily to higher structuring and asset management revenues, which more than offset lower dealer manager fees.

AFFO

•
AFFO for the 2015 full year was $4.99 per diluted share, up 3.7% compared to $4.81 per diluted share for the 2014 full year. The increase was due primarily to (i) the positive net impact of properties acquired for the Company’s owned real estate portfolio; (ii) higher asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed REITs, driven by growth in assets under management within the Company’s investment management business; and (iii) increased structuring revenues, net of associated costs, as a result of higher investment volume on behalf of the Managed REITs. These factors were partly offset by (i) the impact of a stronger U.S. dollar, principally relative to the euro, net of realized hedging gains; and (ii) higher general and administrative expenses, due primarily to the Company’s implementation of a new accounting software system.

Dividend

•	Dividends declared during 2015 totaled $3.83 per share, an increase of 3.8% compared to dividends declared during 2014 of $3.69 per share.

OWNED REAL ESTATE PORTFOLIO

Acquisitions

•
During the 2015 fourth quarter, the Company completed three investments totaling $145.4 million, bringing total investment volume for the year ended December 31, 2015 to $688.7 million, including transaction-related costs and fees.

Dispositions

•
During the 2015 fourth quarter, the Company disposed of two properties as part of its capital recycling program for a total of $6.7 million, bringing total dispositions for the year ended December 31, 2015 to $38.5 million, including transaction-related costs and fees.

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 3

Composition

•
As of December 31, 2015, the Company’s owned real estate portfolio consisted of 869 net lease properties, comprising 90.1 million square feet leased to 222 tenants and three operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.0 years and the occupancy rate was 98.8%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs) and Carey Credit Income Fund (CCIF) (together with the Managed REITs, the Managed Programs).

Acquisitions

•
During the 2015 fourth quarter, the Company structured new investments totaling $636.9 million on behalf of the Managed REITs, bringing total acquisitions for the year ended December 31, 2015 to $2.5 billion, including transaction-related costs and fees.

Assets Under Management

•
As of December 31, 2015, the Managed Programs had total assets under management of approximately $11.0 billion, up 4.8% from $10.5 billion as of September 30, 2015, and up 19.6% from $9.2 billion as of December 31, 2014.

Investor Capital Inflows

•
During the 2015 fourth quarter, investor capital inflows for the Managed Programs totaled $156.6 million, due primarily to inflows into CWI 2, bringing total investor capital inflows for the year ended December 31, 2015 to $349.4 million.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2015 fourth quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on February 25, 2016.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 8:30 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Thursday, February 25, 2016 at 8:30 a.m. Eastern Time
Call-in Number: 1-844-691-1119 (US) or +1-925-392-0263 (international)
Conference ID: 42183740
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey Inc. is a leading global net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At December 31, 2015, the Company had an enterprise value of approximately $10.4 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $11.0 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, as well as statements regarding our review of strategic alternatives, annualized dividends, adjusted funds from operations coverage, capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on or about February 25, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands)
	December 31,
	2015	2014
Assets
Investments in real estate:
Real estate, at cost	$5,309,925	$5,006,682
Operating real estate, at cost	82,749	84,885
Accumulated depreciation	(381,529)	(258,493)
Net investments in properties	5,011,145	4,833,074
Net investments in direct financing leases	756,353	816,226
Assets held for sale	59,046	7,255
Net investments in real estate	5,826,544	5,656,555
Equity investments in the Managed Programs and real estate	275,473	249,403
Cash and cash equivalents	157,227	198,683
Due from affiliates	62,218	34,477
In-place lease and tenant relationship intangible assets, net	902,848	993,819
Goodwill	681,809	692,415
Above-market rent intangible assets, net	475,072	522,797
Other assets, net	373,482	300,330
Total Assets	$8,754,673	$8,648,479

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,271,204	$2,532,683
Senior Unsecured Notes, net	1,486,568	498,345
Senior Unsecured Credit Facility - Revolver	485,021	807,518
Senior Unsecured Credit Facility - Term Loan	250,000	250,000
Accounts payable, accrued expenses and other liabilities	342,374	293,846
Below-market rent and other intangible liabilities, net	154,315	175,070
Deferred income taxes	86,104	94,133
Distributions payable	102,715	100,078
Total liabilities	5,178,301	4,751,673
Redeemable noncontrolling interest	14,944	6,071

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	104	104
Additional paid-in capital	4,282,042	4,293,450
Distributions in excess of accumulated earnings	(738,652)	(497,730)
Deferred compensation obligation	56,040	30,624
Accumulated other comprehensive loss	(172,291)	(75,559)
Total W. P. Carey stockholders’ equity	3,427,243	3,750,889
Noncontrolling interests	134,185	139,846
Total equity	3,561,428	3,890,735
Total Liabilities and Equity	$8,754,673	$8,648,479

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Revenues
Real estate revenues:
Lease revenues	$169,476	$164,741	$153,265
Lease termination income and other (a)	15,826	2,988	177
Operating property revenues (b)	6,870	8,107	7,339
Reimbursable tenant costs	5,423	5,340	6,828
	197,595	181,176	167,609
Revenues from the Managed Programs:
Reimbursable costs	27,436	11,155	33,833
Structuring revenue	24,382	8,207	30,765
Asset management revenue	13,748	13,004	10,154
Dealer manager fees	2,089	1,124	6,470
	67,655	33,490	81,222
	265,250	214,666	248,831
Operating Expenses
Depreciation and amortization	74,237	75,512	61,481
Reimbursable tenant and affiliate costs	32,859	16,495	40,661
General and administrative	24,186	22,842	29,523
Property expenses, excluding reimbursable tenant costs	20,695	11,120	7,749
Merger, property acquisition and other expenses (c)	(20,097)	4,760	3,096
Impairment charges	7,194	19,438	16,776
Stock-based compensation expense	5,562	3,966	8,096
Dealer manager fees and expenses	3,519	3,185	6,203
Subadvisor fees (d)	2,747	1,748	2,651
	150,902	159,066	176,236
Other Income and Expenses
Interest expense	(49,001)	(49,683)	(44,780)
Equity in earnings of equity method investments in the Managed Programs and real estate	12,390	12,635	8,792
Other income and (expenses)	(7,830)	6,608	(2,073)
	(44,441)	(30,440)	(38,061)
Income from continuing operations before income taxes and gain on sale of real estate	69,907	25,160	34,534
Provision for income taxes	(17,270)	(3,361)	(6,434)
Income from continuing operations before gain on sale of real estate	52,637	21,799	28,100
Income from discontinued operations, net of tax	—	—	300
Gain on sale of real estate, net of tax	3,507	1,779	5,063
Net Income	56,144	23,578	33,463
Net income attributable to noncontrolling interests	(5,095)	(1,833)	(1,470)
Net loss attributable to redeemable noncontrolling interest	—	—	279
Net Income Attributable to W. P. Carey	$51,049	$21,745	$32,272
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.48	$0.20	$0.31
Income from discontinued operations attributable to W. P. Carey	—	—	—
Net Income Attributable to W. P. Carey	$0.48	$0.20	$0.31
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.48	$0.20	$0.30
Income from discontinued operations attributable to W. P. Carey	—	—	—
Net Income Attributable to W. P. Carey	$0.48	$0.20	$0.30
Weighted-Average Shares Outstanding
Basic	105,818,926	105,813,237	104,894,480
Diluted	106,383,786	106,337,040	105,794,118
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$51,049	$21,745	$31,967
Income from discontinued operations, net of tax	—	—	305
Net Income	$51,049	$21,745	$32,272

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 7

W. P. CAREY INC.
Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Years Ended December 31,
	2015	2014
Revenues
Real estate revenues:
Lease revenues	$656,956	$573,829
Operating property revenues (b)	30,515	28,925
Lease termination income and other (a)	25,145	17,767
Reimbursable tenant costs	22,832	24,862
	735,448	645,383
Revenues from the Managed Programs:
Structuring revenue	92,117	71,256
Reimbursable costs	55,837	130,212
Asset management revenue	49,984	38,063
Dealer manager fees	4,794	23,532
Incentive revenue	203	—
	202,935	263,063
	938,383	908,446
Operating Expenses
Depreciation and amortization	280,315	237,123
General and administrative	103,172	91,588
Reimbursable tenant and affiliate costs	78,669	155,074
Property expenses, excluding reimbursable tenant costs	52,199	37,725
Impairment charges	29,906	23,067
Stock-based compensation expense	21,626	31,075
Dealer manager fees and expenses	11,403	21,760
Subadvisor fees (d)	11,303	5,501
Merger, property acquisition and other expenses (c)	(7,764)	34,465
	580,829	637,378
Other Income and Expenses
Interest expense	(194,326)	(178,122)
Equity in earnings of equity method investments in the Managed Programs and real estate	51,020	44,116
Other income and (expenses)	2,113	(14,230)
Gain on change in control of interests (e)	—	105,947
	(141,193)	(42,289)
Income from continuing operations before income taxes and gain on sale of real estate	216,361	228,779
Provision for income taxes	(37,621)	(17,609)
Income from continuing operations before gain on sale of real estate	178,740	211,170
Income from discontinued operations, net of tax	—	33,318
Gain on sale of real estate, net of tax	6,487	1,581
Net Income	185,227	246,069
Net income attributable to noncontrolling interests	(12,969)	(6,385)
Net loss attributable to redeemable noncontrolling interest	—	142
Net Income Attributable to W. P. Carey	$172,258	$239,826
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.62	$2.08
Income from discontinued operations attributable to W. P. Carey	—	0.34
Net Income Attributable to W. P. Carey	$1.62	$2.42
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.61	$2.06
Income from discontinued operations attributable to W. P. Carey	—	0.33
Net Income Attributable to W. P. Carey	$1.61	$2.39
Weighted-Average Shares Outstanding
Basic	105,675,692	98,764,164
Diluted	106,507,652	99,827,356
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$172,258	$206,329
Income from discontinued operations, net of tax	—	33,497
Net Income	$172,258	$239,826
___________

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 8

(a)	Amount for the three months and year ended December 31, 2015 includes $15.0 million of lease termination income related to a property classified as held for sale as of December 31, 2015.

(b)
Comprised of revenues of $6.7 million from two hotels and revenues of $0.2 million from one self-storage facility for the three months ended December 31, 2015, and $29.5 million and $1.0 million, respectively, for the year ended December 31, 2015. During the three months ended September 30, 2015, we sold one self-storage facility.

(c)
Amount for the three months and year ended December 31, 2015 includes a reversal of $25.0 million of reserves for German real estate transfer taxes, of which $7.9 million was previously recorded as merger expenses in connection with the CPA®:15 merger in September 2012 and $17.1 million was previously recorded in connection with the restructuring of a German investment, Hellweg 2, in October 2013. At the time of the restructuring, we owned an equity interest in the Hellweg 2 investment, which we jointly owned with CPA®:16 – Global. In connection with the CPA®:16 merger, we acquired CPA®:16 – Global’s controlling interest in the investment. Therefore, the reversal related to the Hellweg 2 investment has been recorded in Merger, property acquisition and other expenses in the consolidated financial statements for the year ended December 31, 2015, since we now consolidate the Hellweg 2 investment.

(d)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 - Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 0.75% of the acquisition fees and 0.5% of asset management fees paid to us by CPA®:18 - Global.

(e)
Gain on change in control of interests for the years ended December 31, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net income attributable to W. P. Carey	$51,049	$21,745	$32,272
Adjustments:
Depreciation and amortization of real property	72,729	74,050	60,363
Impairment charges	7,194	19,438	16,776
Gain on sale of real estate, net	(3,507)	(1,779)	(5,062)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,585)	(2,632)	(2,806)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,275	1,293	3,126
Total adjustments	74,106	90,370	72,397
FFO Attributable to W. P. Carey (as defined by NAREIT)	125,155	112,115	104,669
Adjustments:
Merger, property acquisition and other expenses (a) (b)	(20,097)	4,760	3,097
Straight-line and other rent adjustments (c)	(17,558)	(1,832)	(3,657)
Allowance for credit losses	8,748	—	—
Loss (gain) on extinguishment of debt	7,950	(2,305)	—
Above- and below-market rent intangible lease amortization, net	6,810	10,184	14,008
Tax expense (benefit) – deferred and other non-cash charges	6,147	(1,412)	(8,741)
Stock-based compensation	5,562	3,966	8,096
AFFO adjustments to equity earnings from equity investments	3,854	2,760	1,225
Amortization of deferred financing costs	1,473	1,489	1,046
Other amortization and non-cash items (d)	871	(2,988)	2,099
Realized losses (gains) on derivatives, and other (e)	591	367	(643)
Other, net	—	—	5,434
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO (f)	6,426	(156)	(930)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(381)	(300)	(98)
Total adjustments	10,396	14,533	20,936
AFFO Attributable to W. P. Carey	$135,551	$126,648	$125,605

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$125,155	$112,115	$104,669
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.18	$1.05	$0.99
AFFO attributable to W. P. Carey	$135,551	$126,648	$125,605
AFFO attributable to W. P. Carey per diluted share	$1.27	$1.19	$1.19
Diluted weighted-average shares outstanding	106,383,786	106,337,040	105,794,118

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 10

W. P. CAREY INC.
Reconciliation of Net Income to Adjusted Funds from Operations (AFFO)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2015	2014
Net income attributable to W. P. Carey	$172,258	$239,826
Adjustments:
Depreciation and amortization of real property	274,358	232,692
Impairment charges	29,906	23,067
Gain on sale of real estate, net	(6,487)	(34,079)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(11,510)	(11,808)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	5,142	5,381
Total adjustments	291,409	215,253
FFO Attributable to W. P. Carey (as defined by NAREIT)	463,667	455,079
Adjustments:
Above- and below-market rent intangible lease amortization, net	43,964	59,050
Straight-line and other rent adjustments (c)	(25,397)	(17,116)
Stock-based compensation	21,626	31,075
AFFO adjustments to equity earnings from equity investments	9,177	6,190
Allowance for credit losses	8,748	—
Merger, property acquisition and other expenses (a) (b) (g)	(7,764)	48,333
Loss on extinguishment of debt	5,645	9,835
Amortization of deferred financing costs	5,616	4,077
Other amortization and non-cash items (d)	(2,001)	10,343
Tax expense (benefit) – deferred and other non-cash charges	1,617	(22,582)
Realized losses (gains) on derivatives and other (e)	818	(95)
Gain on change in control of interests (h)	—	(105,947)
Other, net (i)	—	5,369
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO (f)	6,070	(3,006)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(584)	(139)
Total adjustments	67,535	25,387
AFFO Attributable to W. P. Carey	$531,202	$480,466

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$463,667	$455,079
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$4.35	$4.56
AFFO attributable to W. P. Carey	$531,202	$480,466
AFFO attributable to W. P. Carey per diluted share	$4.99	$4.81
Diluted weighted-average shares outstanding	106,507,652	99,827,356
__________

(a)
Amount for the three months and year ended December 31, 2015 includes a reversal of $25.0 million of reserves for German real estate transfer taxes, of which $7.9 million was previously recorded as merger expenses in connection with the CPA®:15 merger in September 2012 and $17.1 million was previously recorded in connection with the restructuring of a German investment, Hellweg 2, in October 2013. At the time of the restructuring, we owned an equity interest in the Hellweg 2 investment, which we jointly owned with CPA®:16 – Global. In connection with the CPA®:16 merger, we acquired CPA®:16 – Global’s controlling interest in the investment. Therefore, the reversal related to the Hellweg 2 investment has been recorded in Merger, property acquisition and other expenses in the consolidated financial statements for the year ended December 31, 2015, since we now consolidate the Hellweg 2 investment.

(b)	Amount for the three months and year ended December 31, 2015 includes expenses related to our review of strategic alternatives of $4.5 million and $5.7 million, respectively.

(c)
Amount for the three months and year ended December 31, 2015 includes an adjustment of $15.0 million related to lease termination income recognized from a tenant in a domestic property, which has been determined to be non-core income.

(d)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(e)
Effective January 1, 2015, we no longer adjust for realized gains or losses on foreign currency derivatives. For the three months and year ended December 31, 2014, realized gains on foreign exchange derivatives were $0.8 million and $0.3 million, respectively.

(f)	Amount for the three months and year ended December 31, 2015 includes CPA®:17 – Global’s $6.3 million share of the reversal of liabilities for German real estate transfer taxes, as described above.

(g)
Amount for the year ended December 31, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 merger. Income tax expense incurred in connection with the CPA®:16 merger represents the current portion of income tax expense, including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued to us by CPA®:16 – Global for asset management and performance fees.

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 11

(h)
Gain on change in control of interests for the year ended December 31, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global in the CPA®:16 merger, which we had previously accounted for under the equity method.

(i)
Other, net for the year ended December 31, 2014 primarily consists of proceeds from a bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 merger on January 31, 2014, which under GAAP was accounted for in purchase accounting.

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 12

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly-owned investments. Adjustments for unconsolidated partnerships and jointly-owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as merger, property acquisition and other expenses which includes costs recorded related to the CPA®:16 merger, the restructuring of Hellweg 2, the reversal of liabilities for German real estate transfer taxes that were previously recorded in connection with the CPA®:15 merger, and expenses related to the review of a range of strategic alternatives. We also exclude realized gains/losses on foreign exchange transactions, other than those realized on the settlement of foreign currency derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2015 Earnings Release 8-K – 13